Exhibit 10.2
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1993.
BlueLinx Holdings Inc.
2006 Long-Term Equity Incentive Plan
Restricted Stock Award Agreement
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of                     , 20_____  (the “Effective Date”), by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”), and                                          (“Participant”).
Recitals
A. The Company desires to provide the Participant an opportunity to acquire shares of its common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2006 Long-Term Equity Incentive Plan, as may be periodically amended (the “Plan”), a copy of which has been made available to Participant and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.
B. The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.
ACCORDINGLY, in consideration of the promises and of the mutual covenants and agreements contained herein, the Company and the Participant hereby agree as follows:
1. Restricted Stock Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant as of the date hereof a restricted stock award for                                          (_____) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the Award Shares shall be the effective date hereof; provided, however, all of Participant’s right, title, and interest in and to the Award Shares shall be subject to Section 2 below.
2. Vesting of Award Shares.
(a) Vesting. Subject to Sections 2(b), (c) and (d) below, all of Participant’s right, title, and interest in and to the Award Shares is and shall be contingent upon and subject to the Participant remaining a member of the Board of Directors of the Company during the period from the Effective Date through                     , 20_____  (the “Service Vesting Period”). At the end of the Service Vesting Period, and provided that Participant is then a member of the Board of Directors of the Company, Participant shall be deemed to be fully vested without restriction in all of the Award Shares.

(b) In the event Participant ceases to be a member of the Board of Directors of the Company for any reason other than the death or Disability prior to the end of the Service Vesting Period, Participant shall forfeit all right, title, and interest in and to the Award Shares not vested as of such date of termination.
For the purposes to this Agreement, Disability shall have the same meaning as provided in the Company’s long-term disability plan.
(c) In the event Participant ceases to be a member of the Board of Directors of the Company as a result of death or Disability prior to the end of the Service Vesting Period, Participant shall become immediately fully vested without restriction in all Award Shares granted pursuant to this Agreement.
(d) In the event of a “Change in Control” of the Company as defined in the Plan, Participant shall thereupon become immediately vested without restriction in all of the Award Shares.
3. Issuance and Delivery of Certificates for Award Shares.
(a) As soon as practicable after the execution hereof, the Company shall issue in Participant’s name, and retain in the custody of the Company pursuant to Section 3(b) below, a certificate for the full number of the Award Shares. The Company shall place a stop transfer order on its stock records with respect to the Award Shares, and the certificate for the Award Shares shall contain the following legend:
“The securities evidenced by this certificate were issued pursuant to a Restricted Stock Award Agreement between the holder and the issuer dated  _____, 20_____  (the “Agreement”), and no sale, offer to sell, transfer, pledge, or other hypothecation of these securities may be made so long as the securities remain subject to the restrictions set forth in the Agreement.”
(b) Participant acknowledges and agrees that the Company shall retain the custody of the certificates for the Award Shares and that the certificates will not be delivered to Participant except as provided in Section 3(c) below.
(c) As soon as reasonably practicable after the vesting of the Award Shares pursuant to Section 2 above, the Company will deliver a certificate for the Award Shares, adjusted as necessary for the actual number of Award Shares in which Participant has become vested, without the restrictive legend set forth in Section 3(a). Delivery of the certificate under this Section 3(c) shall be made at the principal office of the Company to the person or persons entitled thereto during ordinary business hours of the Company not more than thirty (30) days after the vesting of the Award Shares, or at such time and place and in such manner as may be determined by the Company.
Hewitt Associates

4. Rights and Restrictions as a Shareholder. During the Participant’s continued service as a member of the Board of Directors of the Company, and pending the vesting of the Award Shares under Section 2 above, Participant shall have full voting rights, dividend rights, and other rights as a shareholder with respect to the Award Shares, subject to the restrictions hereunder. Prior to vesting of the Award Shares, Participant shall not (i) sell, offer to sell, transfer, pledge, or hypothecate any record or beneficial interest in the Award Shares, other than to the Company as provided in this Agreement, or (ii) grant any proxies or voting rights with respect to the Award Shares. Upon the vesting of the Award Shares pursuant to Section 2 above, Participant (or the person or persons then entitled to the Award Shares or any portion thereof pursuant to Section 2(c) above) shall have full rights as a shareholder with respect to the number of Shares delivered with respect to the Award Shares, including the right to transfer ownership of the Award Shares, subject to the restrictions described in Sections 7 and 8 hereof.
5. Stock Dividends, Stock Splits, and Other Adjustments. During the time that the Award Shares are subject to the vesting restrictions set forth in Section 2 above, in the event of any merger, reorganization, consolidation, capitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the number of Shares subject to this Award (“Adjusted Shares”) as may be determined to be appropriate by the board of directors, in its sole discretion. As used herein, the term “Award Shares” includes any related Adjusted Shares. The Company shall retain the custody of each certificate for the Adjusted Shares pursuant to Section 3 above.
6. Withholding Taxes. Participant shall pay on a timely basis all withholding and payroll taxes and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof) to Participant under this Agreement shall be subject to and conditioned upon Participant’s payment of all applicable Withholding Taxes. The Company shall have the power and the right to deduct or withhold vested Award Shares equal to the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
7. Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended (and applicable state securities laws), is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Participant, or his Designated Beneficiary, agrees with, and represents to, the Company that Participant is acquiring the Award Shares for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Award Shares. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Award Shares to assure at all times that it will be in compliance with applicable federal and state securities laws.
8. Legend on Shares if Registered. If a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Award Shares on the date of issuance of the Award Shares and Participant is deemed an affiliate of the Company on the date of issuance, the Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:
“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”
Hewitt Associates

9. Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Participant for any cost, loss, or expense the Participant may incur in connection with, or arising out of any transaction under, this Agreement.
10. No Employment Agreement. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to employ the Participant on any terms or for any specific period of time.
11. Nontransferability. The rights of the Participant under this Agreement shall not be assigned, transferred, pledged, or otherwise hypothecated by the Participant other than by will or the laws of descent and distribution.
12. Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Award Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.
13. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a writing form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
14. Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Participant with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.
15. Other Legal Requirements. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under federal applicable securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. In addition, this Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities as may be required.
16. Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Delaware.
Hewitt Associates

17. Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

BlueLinx Holdings Inc.

Dated: , 20__	By:

Accepted:		Name:	George R. Judd
		Title:	Chief Executive Officer
Hewitt Associates

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